Exhibit 99.1
FOR IMMEDIATE RELEASE
December 5, 2022

Webster Signs Definitive Agreement to Acquire interLINK

STAMFORD, CT – Webster Financial Corporation (NYSE: WBS) today announced that its principal bank subsidiary Webster Bank, N.A. (“Webster”) has signed a definitive agreement to acquire StoneCastle Insured Sweep, LLC (d/b/a interLINK), a subsidiary of StoneCastle Partners, LLC (“StoneCastle”).

interLINK is a technology-enabled deposit management platform administering over $9 billion of deposits from FDIC-insured cash sweep programs between banks and broker/dealers and clearing firms. interLINK leverages highly scalable technology, generating significant liquidity at minimal operating cost.

The acquisition of interLINK provides Webster with access to core deposit funding and adds another technology-enabled channel to Webster’s already differentiated, omnichannel deposit gathering capabilities, including our Commercial and Consumer Banking Businesses, HSA Bank and BrioDirect.

“The acquisition complements our strategy to build a bank with diverse funding capabilities and technology-enabled businesses,” said John Ciulla, President and Chief Executive Officer of Webster Financial Corporation. “interLINK is a unique deposit channel that provides a scalable source of liquidity for the company.”

Under the agreement, interLINK will continue to operate and serve its broker/dealer and clearing firm clients as it does today. Financial terms of the transaction were not disclosed. The transaction is expected to close in the first quarter of 2023.

BofA Securities, Inc. is serving as exclusive financial advisor and Wachtell, Lipton, Rosen & Katz is serving as legal advisor to Webster.

Keefe, Bruyette & Woods, a Stifel Company, is serving as exclusive financial advisor and Dechert LLP is serving as legal advisor to StoneCastle.

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About Webster Financial Corporation

Webster Financial Corporation (NYSE:WBS) is the holding company for Webster Bank, National Association and its HSA Bank division. Webster is a leading commercial bank in the Northeast that provides a wide range of financial solutions across three differentiated lines of business: Commercial Banking, Consumer Banking and its HSA Bank division, one of the country’s largest providers of employee benefits solutions. Headquartered in Stamford, CT, Webster is a values-guided organization with more than $65 billion in assets. Its core footprint spans the northeastern U.S. from New York to Massachusetts, with certain businesses operating in extended geographies. Webster Bank is a member of the FDIC and an equal housing lender.  For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.

About StoneCastle Partners, LLC

Founded in 2003, StoneCastle Partners (“StoneCastle”) develops businesses focused on banking and associated technologies. StoneCastle creates innovative platforms and disruptive technology to enhance or redefine inefficient banking processes. For the past 19 years, StoneCastle has built and sold platforms to strategic buyers including banks, asset managers, and fintechs. Over 1,000 banks trust StoneCastle and use its products; for more information, visit www.scpdevco.com.

About StoneCastle Insured Sweep, LLC

StoneCastle Insured Sweep, LLC (d/b/a interLINK) provides cash management solutions to financial intermediaries, facilitating the investment of cash held in thousands of brokerage accounts into FDIC-insured banks. Today, interLINK administers approximately 520,000 retail brokerage accounts on behalf of multiple broker/dealers and clearing platforms. Retail brokerage is a highly competitive industry, and interLINK’s objective is to provide the highest quality service at the lowest cost to enable broker/dealers to better service their retail customers. For more information, visit www.interlinksweep.com.

Media Contact:
Alice Ferreira, 203-578-2610
acferreira@websterbank.com

Investor Contact:
Emlen Harmon, 212-309-7646
eharmon@websterbank.com

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This communication may contain certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the proposed transaction, the plans, objectives, expectations and intentions of Webster, and other statements that are not historical facts.  Such statements are subject to numerous assumptions, risks, and uncertainties.  Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements.  Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations.  The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements:  changes in general economic, political, or industry conditions; the magnitude and duration of the COVID-19 pandemic and its impact on the global economy and financial market conditions and our business, results of operations, and financial condition; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets; movements in interest rates; reform of LIBOR; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III regulatory capital reforms, as well as those involving the OCC, Federal Reserve, FDIC, and CFPB; the outcome of any legal proceedings that may be instituted against Webster or interLINK; the possibility that the anticipated benefits of the transaction are not realized when expected or at all; and other factors that may affect the future results of Webster or interLINK.  Additional factors that could cause results to differ materially from those described above can be found in Webster’s Annual Report on Form 10-K for the year ended December 31, 2021, which is on file with the Securities and Exchange Commission (the “SEC”) and available on Webster’s investor relations website, https://investors.websterbank.com/, under the heading “Financials” and in other documents Webster files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time.  Webster does not assume any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws.  As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

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